THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."



                                                                  EXECUTION COPY




                                 SERVICES AGREEMENT



                                      between



                            TELESERVICE RESOURCES, INC.



                                        and



                               THE SABRE GROUP, INC.





                            Effective as of July 1, 1996

                                 SERVICES AGREEMENT


       THIS SERVICES AGREEMENT, effective as of July 1, 1996 (the
"Agreement") between TELESERVICE RESOURCES, INC., a Delaware corporation ("Customer") and THE SABRE GROUP, INC., a Delaware corporation ("TSG").

                               W I T N E S S E T H :

       WHEREAS, TSG is engaged in the business of providing certain management and information processing services, including, but not limited to, systems development services, systems integration services, management of telecommunications systems, computer operation services, facilities management services, hardware and software maintenance services and related systems and services; and

       WHEREAS, Customer and TSG desire to enter into a services agreement pursuant to which TSG shall provide to Customer the services described in this Agreement, on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the Parties hereto hereby agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

       1.1 DEFINITIONS. All defined terms used in this Agreement shall have the meanings set forth in Schedule 1.1. Schedule 1.1 also sets forth various interpretive matters for this Agreement.

       1.2     SCHEDULES.  When this Agreement refers to a Schedule, such
Schedule is deemed incorporated herein by reference for all purposes. All Schedules, as agreed to on or after the Effective Date, shall be deemed incorporated herein upon the complete execution thereof.

                                     ARTICLE II
                                        TERM

       2.1 TERM. Unless earlier terminated as provided herein, the term of this Agreement (the "TERM") shall commence on the Effective Date and shall end on the Expiration Date.

       2.2 EXTENSIONS OF THE TERM. The Term shall be automatically extended for successive [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] periods after the Expiration Date, unless either Party gives written notices of its intent not to renew the Agreement at least one hundred twenty (120) days prior to the date on which the Term or the then-current renewal period (as applicable) expires. Notwithstanding the above, if Customer and TSG become disaffiliated, either party shall have the option, in its sole and absolute discretion, at any time six (6) months following the disaffiliation to terminate this Agreement by giving six (6) months prior written notice to the other Party; provided, however, that prior to the Expiration Date TSG may not terminate (except for breach pursuant to Section 20.1) Services provided hereunder to the extent such Services are required for Customer to continue support of American Airlines, Inc.

                                    ARTICLE III
                                      SERVICES

       3.1 SERVICES. Subject to the terms and conditions of this Agreement, TSG shall perform the Services described in Schedule 3.1 for Customer.

       3.2 CHANGES TO SCOPE OF SERVICES. In the event that Customer wishes to request modifications in the Services, including additions, deletions and rearrangements thereof, Customer shall submit such requests to TSG in writing. TSG will endeavor to within sixty (60) days (or such shorter time as is reasonably practicable) from receipt of Customer's written request for any such modification, determine the feasibility of such request and provide Customer with a good faith estimate of the costs, if any, to Customer of such modifications. Upon mutual written agreement of the Parties, TSG shall be responsible for implementing modification requests and Customer shall pay the agreed charges, if any. TSG will not be required to make any such modifications prior to the mutual execution of any such written agreement, and will continue to provide Services to Customer on the same basis as TSG did prior to Customer's request until such a written agreement is mutually executed.

       3.3     MANAGEMENT OF TSG RESOURCES.

       TSG shall have the right to manage all TSG resources used in providing the Services.

                                     ARTICLE IV
                           AUTHORIZATION OF NEW SERVICES;
                                 RELATED DOCUMENTS

       4.1 PROCEDURES. Any and all New Services, shall be authorized and directed as set forth below:

               (a) Customer may deliver to TSG one or more New Service Requests. After receipt of a New Service Request, TSG shall prepare and deliver to Customer a proposal in response thereto as promptly as reasonably practicable. If TSG plans to charge Customer for preparation of any such proposal, it will so inform Customer in writing together with an estimate of the charges for preparation of the proposal. If TSG's estimate is accepted by Customer in writing, TSG shall then promptly commence preparation of the proposal. TSG may also prepare, on TSG's own initiative, and not in response to a New Service Request, New Service proposals for Customer's review; provided that TSG will not charge Customer for any fee or expense related to the preparation of such proposals, except upon the written consent of Customer.

               (b) After receipt of a New Service proposal, Customer shall notify TSG in writing whether Customer desires to proceed at Customer's sole discretion with the work as specified therein or upon some modified basis.

               (c) Upon Customer's acceptance of the terms of any New Service proposal, Customer and TSG shall execute a supplement to this Agreement reflecting mutually agreed terms and conditions (a "SERVICES SUPPLEMENT"), all of which shall be incorporated in this Agreement by reference. After execution of any Services Supplement, TSG shall proceed with the work specified therein upon the terms and conditions set forth therein and in this Agreement.

       4.2 NEW SERVICES. Customer will allow TSG the same rights and opportunities to bid on any New Services [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] as it provides to any other prospective provider of such New Services. If TSG chooses to bid on the New Services, Customer shall award such New Services to TSG if TSG's bid is as favorable, in Customer's reasonable discretion, to Customer (in terms of cost, terms, functionality and time to market) as the best bid Customer receives.

       4.3 EXPIRATION ASSISTANCE BY TSG. For a period of no more than one hundred and twenty (120) days before the Expiration Date or termination of any of the Services pursuant to Sections 2.2 or 20.1 (each period referred to as the "EXPIRATION TRANSITION PERIOD"), TSG will provide to Customer or its designee any and all expiration assistance reasonably requested by Customer to facilitate the orderly transfer of responsibility for the applicable Services to Customer or its designee. If the assistance requires TSG to utilize resources or incur expenses in addition to those regularly utilized in the performance of the Services, it shall so inform Customer in writing and indicate any supplemental charges to Customer for such resources. If accepted by Customer in writing, TSG will provide such incremental services and Customer will pay TSG for such incremental assistance on a time and materials basis at TSG's then-current rates for the Services performed hereunder and reimburse TSG for all additional expenses incurred by TSG in the performance of the expiration assistance. Prior to providing any of the foregoing expiration assistance to a Customer designee, TSG shall be entitled to receive from such designee, in form and substance reasonably acceptable to TSG, assurances that (i) such designee will maintain at all times the confidentiality of any TSG proprietary information, Software or materials disclosed or provided to, or learned by, such designee in connection therewith, (ii) such designee will use such information, Software or materials exclusively for purposes for which Customer is authorized to use such information, Software or materials pursuant to this Agreement, and (iii) all fees and incremental charges due hereunder will be timely paid. Upon Customer's request, TSG shall provide consultation services for at least sixty (60) days after expiration of any Expiration Transition Period, to be charged by TSG at TSG's then-current published standard rates for similar services.

                                     ARTICLE V
                                 SERVICE LOCATIONS

       The charges set forth in this Agreement are based on the assumption that Services will continue to be provided by TSG to Customer at Customer's operations and service locations in existence as of July 1, 1998 as identified in Schedule 5.1 (the "SERVICE LOCATIONS"). Nothing in this Agreement shall prevent Customer from changing, consolidating, eliminating or adding after July 1, 1998 any Service

Locations, provided Customer will endeavor to provide TSG with at least one hundred and twenty (120) days prior written notice before any such change, consolidation, elimination or addition. If any such change, consolidation, elimination or addition causes no more than a de minimis increase in costs to TSG in the continuing performance of the Services, then there will be no adjustment in the charges hereunder. If, on the other hand, any such change, consolidation, elimination or addition causes more than a de minimis increase in costs to TSG in the continuing performance of the Services, TSG will promptly provide Customer with a good faith estimate of the timing, costs and expenses of making such change, consolidation, elimination or addition. TSG will make such change consolidation, elimination or addition upon Customer's written approval of such estimate.

                                     ARTICLE VI
                                   PROJECT STAFF

       6.1 TSG SUBCONTRACTORS. TSG may utilize subcontractors during the Term, subject to TSG remaining primarily liable for the performance of the Services and such subcontractors agreeing in writing to maintaining the confidentiality of Customer Data in accordance with Section 14.1. TSG will manage and monitor the performance of any such subcontractors.

       6.2 MANAGERIAL CONTROL. TSG shall have complete managerial control over its employees. TSG shall have sole responsibility for selection, supervision, daily direction and control of the work of, and may dismiss, replace or reassign at any time, any member of the project staff hereunder.

       6.3 INFORMATION SERVICES CONTRACT MANAGER. Customer shall appoint a contract coordinator to implement this Agreement (the "INFORMATION SERVICES CONTRACT MANAGER" or "ISCM"). The ISCM's responsibilities shall be to (a) serve as primary point of contact for TSG, (b) be responsible for the implementation, management and enforcement of the Agreement on behalf of Customer, and (c) supervise performance of Customer's obligations under the Agreement. Customer will notify TSG in writing of its appointment of an ISCM and his/her successors.

                                    ARTICLE VII
                                CUSTOMER OBLIGATIONS

       7.1 SERVICES AND OTHER OBLIGATIONS. During the Term, Customer will provide TSG with all necessary and reasonable resources, information, direction and other assistance, as may be requested by TSG from time to time, in connection with the Services. TSG's nonperformance of its obligations hereunder will be excused to the extent caused by Customer's failure to timely provide such necessary and reasonable resources, information, direction and other assistance.

       7.2 CUSTOMER FACILITIES AND RELATED SERVICES. During the Term, for Services performed by TSG on-site at Customer's facilities, Customer shall provide to TSG, at no cost to TSG, such access to and use of adequate space and facilities required for performance of the Services (collectively, the "CUSTOMER FACILITIES SPACE") for so long as and to the extent that the Customer Facilities Space is reasonably required by TSG to effectively perform the Services. Customer will also provide, at Customer's expense, all utilities, required internal cabling and electrical installations for TSG at the

Customer Facilities Space and any Service Location in which the Services will be performed. Customer will provide TSG with legal and physical access to Customer's Facilities Space twenty-four (24) hours a day, seven (7) days a week, for purposes of performing the Services. Customer represents to TSG that all facilities provided by Customer under this Agreement are and shall remain free of health and safety hazards. At all times when TSG uses space and related utilities and services in any Customer Facilities Space, TSG shall comply with the customary and reasonable policies governing access to and use of the facilities in effect from time to time, provided, however, that such policies shall not discriminate with respect to TSG or its employees, agents or contractors.

       7.3 CUSTOMER RESALE OR PASS-THROUGH OF SERVICES. Neither Customer nor its Affiliates may resell or otherwise provide any of the Services provided hereunder by TSG to any Person other than a Subsidiary of Customer, without the prior written consent of TSG.

       7.4 INSURANCE. During the Term, Customer shall procure and maintain with insurers of recognized financial responsibility, Comprehensive General Liability Insurance coverage, including contractual liability coverage pertaining to the indemnification obligations of Customer under
Article XVII of this Agreement, with limits of not less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], combined single limit per occurrence. If Customer and TSG are not Affiliates, Customer shall annually provide TSG with evidence of such coverage with the following special provisions:

       1. The insurer(s) shall accept and insure Customer's indemnification and hold harmless requirements pursuant to Article XVII of this Agreement.

       2. Each of the TSG Indemnified Parties shall be included as an additional insured, to the extent of the Customer's indemnification and hold harmless obligations hereunder.

       3. The insurer(s) shall waive any rights of subrogation they may or could have against any of the TSG Indemnified Parties, to the extent of the Customer's indemnification and hold harmless obligations hereunder.

       4. Such policy(ies) shall be primary without right of contribution from any insurance carried by TSG, to the extent of Customer's indemnification and hold harmless obligations hereunder.

       5. Such insurance (i) shall not be invalidated with respect to any of the TSG Indemnified Parties by any action or inaction of Customer, and (ii) shall insure each of the TSG Indemnified Parties regardless of any breach or violation of such policy by Customer.

       6. Such insurance policy(ies) may not be canceled or materially changed without at least thirty (30) days prior written notice to TSG.

                                    ARTICLE VIII
                            CUSTOMER RETAINED RESOURCES

       8.1 ONGOING CUSTOMER RESOURCES. During the Term Customer will provide to TSG, at no cost to TSG, access to and use of all of the Equipment necessary for performance of the Services. Customer shall be responsible for all on-going costs and expenses relating to the Equipment, including, without limitation, the insurance, maintenance and taxes. TSG will from time to time provide its recommendations for (i) additions to the Equipment for improvement of the Services, and (ii) replacements of the Equipment for the maintenance of the Services at its existing levels. If Customer determines that replacements of the Equipment are not needed or declines to participate in the acquisition thereof to a degree unacceptable to TSG, TSG shall thereafter be relieved of any Service obligations under this Agreement for the affected Services, to the extent the failure to acquire replacements of the Equipment adversely affects TSG's ability to properly perform the Services.

       8.2     PAYMENT RESPONSIBILITY FOR CUSTOMER RETAINED MATTERS.
Customer shall be responsible for all amounts due to Third Parties with respect to the Equipment and other resources described in Section 8.1 and the Customer Third-Party Agreements and for any related charges (including late fees, interest, taxes and legal expenses); provided that TSG shall be responsible for any such charges (including late fees, interest, and legal expenses) payable primarily due to TSG's non-performance or mis-performance (unless as may be excused pursuant to Article XIX) with respect to such Equipment and Customer Third-Party Agreements. TSG shall not be responsible for any act, omission, delay or default by vendors or other third parties in the course of performance of any Customer Third-Party Agreement.

                                     ARTICLE IX
                            SOFTWARE NEEDED FOR SERVICES

       9.1 CUSTOMER LICENSED SOFTWARE. Customer hereby represents and warrants it will obtain any licenses, consents, approvals or authorizations from Third Parties necessary for TSG to legally and physically access and use any Customer Licensed Software necessary to perform the Services, and will provide written evidence of such consents to TSG upon TSG's request.
Customer shall pay all costs and expenses associated with the Customer Licensed Software, including all required license, installation, maintenance and upgrade fees. The Customer Licensed Software will be made available to TSG in a form and on media compatible with the Equipment TSG is then operating on Customer's behalf, together with appropriate documentation and other materials.

       9.2 CUSTOMER OWNED SOFTWARE. Customer will provide TSG with object code and source code for the Customer Owned Software, if any, necessary for TSG to perform the Services, together with any consents, approvals, or authorizations from third parties necessary for TSG to legally and physically access and use the Customer Owned Software, in both object code and source code form, for purpose of providing the Services, and will provide written evidence of such consents to TSG upon TSG's request. The Customer Owned Software will be available to TSG in a form and on media compatible with the equipment TSG is then operating on Customer's behalf, together with appropriate documentation and other materials and will be provided in a timely manner when required by TSG in the performance of the Services.

                                     ARTICLE X
                                  FEES AND CHARGES

       10.1 FEES AND CHARGES. For each month during the Term, Customer shall pay TSG the Fees shown in Schedule 10.1, as may be adjusted as provided in Section 10.2. Except as otherwise agreed by the Parties in writing, Customer shall only be required to pay for Services described in Schedule 3.1 and provided by TSG pursuant to the Fees Schedule shown in Schedule 10.1.

       10.2 ADJUSTMENT TO CHARGES. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

       10.3 NEW SERVICES FEES. Unless otherwise agreed in writing by Customer and TSG, in consideration of TSG's provision of New Services, for each month during the Term, Customer shall pay to TSG the appropriate Fees determined using the uniform contract rates shown in Schedule 10.1, as the same may be adjusted pursuant to Section 10.2.

       10.4 OTHER AMOUNTS PAYABLE. In addition to the Fees set forth above, TSG may also charge Customer for other amounts expressly payable to TSG under this Agreement. In addition, Customer shall retain responsibility for Pass Through Fees as otherwise specified in this Agreement.

       10.5 OUT OF POCKET EXPENSES. For any Service which is provided by TSG personnel away from their principal location of business at Customer's request, Customer will pay or reimburse TSG for actual travel and incidental expenses incurred by TSG personnel in connection with the performance of the Services hereunder; provided that such expenses are incurred in a manner consistent with TSG's own standard travel expense policies applicable to its own employees.

                                     ARTICLE XI
                                  PAYMENT SCHEDULE

       11.1 INVOICING. TSG will submit an invoice to Customer for all Services provided hereunder on a monthly basis, containing a summary and detail of the relevant information to substantiate the Fees and charges. Invoices shall be sent to Customer at 4255 Amon Carter Blvd., MD 4236, Ft. Worth, Texas 76155, Attn.: Accounts Payable, or to such other address as Customer may advise in writing from time to time. All Fees, expenses and other amounts payable or creditable by either Party to the other under this Agreement shall be paid or credited, respectively, in United States Dollars.

       11.2 TIME OF PAYMENT. All sums due TSG under this Agreement will be due and payable within thirty (30) days after receipt by Customer of an invoice from TSG.

       11.3 DISPUTED INVOICES. If Customer in good faith reasonably disputes an invoice for sums owed hereunder, the following shall apply:

               (a) If the disputed invoice is greater than or equal to the prior month's invoice, Customer shall pay TSG all undisputed amounts, but in no event less than ninety percent (90%) of the prior month's payment.

               (b) If the disputed invoice is less than the prior month's payment, Customer shall pay TSG all undisputed amounts, but in no event less than ninety percent (90%) of the disputed invoice; therefore, in such event and irrespective of the amount in dispute, Customer may not in respect to the disputed invoice withhold payment of any amount in excess of ten percent (10%).

               (c) In no event shall a Party's adherence to the provisions of this Section 11.3 be construed as constituting a waiver by either Party of any claims against the other Party.

               (d) All disputed amounts shall be resolved in accordance with the Dispute Resolution process set forth in Article XVIII hereof.

       11.4 LATE CHARGES. Following the period when TSG and Customer are no longer Affiliates, any sum due TSG hereunder that is not paid when due shall bear interest from the date due until paid at a rate of interest equal to two percentage points (2%) per annum above the prime rate announced from time to time by the principal New York office of Citibank, N.A., but in no event to exceed the maximum rate of interest allowed by applicable law. Notwithstanding the above, interest shall not accrue on any past due sum during the period such sum has been reasonably disputed by Customer.

                                    ARTICLE XII
                                       TAXES

       12.1 ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES. Customer shall be responsible for (and shall indemnify TSG for) national, federal, state and local sales, use, excise, value added, withholding, registration fees, stamp taxes and importation and custom duty taxes or similar taxes (including penalty and interest) imposed on TSG arising from this Agreement, excluding taxes imposed based on TSG's net income; and any additional tax imposed on TSG as a result of any reimbursements under this provisions. All payments hereunder by Customer to TSG shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. If Customer shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder, the sum payable shall be increased as may be necessary so that after making all required deductions TSG receives an amount equal to the sum it would have received had no such deductions been made.

       12.2 PROPERTY TAXES. Each of TSG and Customer is responsible for the reporting and payment of any ad valorem taxes due on property owned by it or leased by it from a third party.

       12.3 TAX CLAIMS. If TSG receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any tax or other amount that the Customer would be responsible for paying pursuant to Section 12.1 above, TSG shall promptly notify the Customer in writing of such notice, and shall, subject to Customer's reasonable discretion, contest or permit the Customer to contest or compromise such proposed tax at Customer's expense. Subject to the reasonable discretion of the Customer, Customer may request TSG to apply, at Customer's expense, for a refund of taxes otherwise subject to indemnification under Section 12.1. In lieu of pursuing such a claim, TSG may assign its rights to the indemnifying party.

       12.4 COOPERATION. Each Party shall cooperate as the other Party may reasonably request in minimizing taxes incurred by the other Party in connection with this Agreement; provided, however, that a cooperating Party shall not be required to take any step that would be materially disadvantageous to its business or operations or would require it to incur material additional costs unless the requesting Party agrees to reimburse the cooperating Party for the incremental out-of-pocket costs. In the case of either Party, such cooperation shall include, without limitation, maintaining records as reasonably necessary for tax purposes, making such records available to the other Party (or permitting the other Party to copy, at its expense, such records); and making information in its possession and employees with technical expertise available as reasonably necessary in connection with the preparation of any tax returns or any audit or tax contest or refund claim.

                                    ARTICLE XIII
                          PROPRIETARY RIGHTS AND LICENSES

       13.1 TSG PROPRIETARY INFORMATION. TSG retains all rights, title and interest in and to any and all TSG Software and documentation, software development tools, know-how, methodologies, processes, technologies or algorithms used in providing the Services that are trade secrets or proprietary information of TSG or its Affiliates (other than Customer) or otherwise owned or licensed by TSG or its Affiliates (other than Customer).

       13.2 CUSTOMER DATA. Information relating to Customer contained in Customer's data files ("CUSTOMER DATA") is the exclusive property of Customer. TSG is authorized to have legal and physical access to and make use of Customer Data for the sole purpose of performing the Services. Upon expiration or termination of this Agreement, the Customer Data shall, at Customer's written request and discretion, either be erased from the data files maintained by TSG or, within thirty (30) days from Customer's written request and expense, returned to Customer in TSG's then existing machine-readable format and media.

       13.3 LICENSE TO TSG SOFTWARE. During the Term, TSG grants to Customer a limited, non-exclusive and non-transferable right and license to use the TSG Software in object code form only, strictly in accordance with the terms of this Agreement. The rights hereby granted are limited to Customer's use of the TSG Software to the extent necessary to access and utilize the Services in connection with Customer's internal operation and no other use. Customer shall not: (i) make any modifications or alterations to the TSG Software; or
(ii) reverse engineer, disassemble, compile, reverse compile or decompile the TSG Software. If any Third Party Software incorporated in TSG Software is licensed to Customer on a stand-alone basis or is otherwise provided in connection with the Services provided hereunder, and TSG must pay a royalty or license fee to the licensor of such Third Party Software in order to make such Third Party Software available to Customer, Customer will repay such amount to TSG upon demand. If TSG must pay any Third Party a royalty or license fee for sublicensing or distributing or otherwise granting access to or use of any such TSG Software to Customer, then Customer will also reimburse TSG the amount of any such royalty or license fee. Customer will notify TSG in writing of any proposed Change in Control of Customer as soon as practicable but in no event less than thirty (30) days in advance of such Change in Control. TSG will use reasonable efforts to advise Customer within such thirty (30) day period of any royalty or license fees that will become due and payable to the licensor or distributor of any Third Party Software arising out of the Change in Control. Customer shall have the option to terminate that portion of the Services which require the payment of excessive additional royalty or license fees; provided, however, that such election must occur prior to the actual Change in Control.

       13.4 SUBLICENSE. Customer shall not transfer or sublicense the TSG Software or any component thereof to any Person, whether by operation of law or otherwise, without the prior written consent of TSG.

                                    ARTICLE XIV
                                  CONFIDENTIALITY

       14.1 CONFIDENTIAL INFORMATION. As of the Effective Date, and except as otherwise provided in this Agreement, TSG and Customer each agree that all information communicated to it by the other, including, without limitation, the terms of this Agreement, which the recipient party knows or has reason to know is the confidential or proprietary information of the disclosing party ("CONFIDENTIAL INFORMATION") will be received in strict confidence, will be used only for purposes of this Agreement, and will not be disclosed by the recipient Party, its agents, subcontractors or employees without the prior written consent of the other Party. TSG and Customer each agree to use the same means it uses to protect its own confidential information, but in any event not less than reasonable means, to prevent the disclosure of the Confidential Information to outside parties. However, neither TSG nor Customer shall be prevented from disclosing information which belongs to such Party or is (a) already known by the recipient Party without an obligation of confidentiality; (b) publicly known or becomes publicly known through no unauthorized act of the recipient Party; (c) rightfully received from a third party without an obligation of confidentiality; (d) independently developed without use of the other Party's Confidential Information; (e) approved by the other Party for disclosure; or (f) required to be disclosed pursuant to a requirement of a governmental agency or law, if the disclosing Party provides the other Party with notice of this requirement prior to disclosure. Notwithstanding the foregoing, Customer shall be entitled to disclose the terms of this Agreement to any potential purchaser of all or substantially all of the stock or assets of Customer; provided, that any such potential purchaser undertakes to treat the Confidential Information as confidential with use and disclosure restrictions at least as strict as those in this Section 14.1.

       14.2 GENERAL KNOWLEDGE. Either Party may enhance its generalized knowledge and experience during the Term and may already possess or hereafter obtain concepts, data, discoveries, ideas, information, inventions, know-how, knowledge, methodologies, processes, products, skills, techniques and/or other work product, whether or not patentable, that are generally similar to Confidential Information it may receive under this Agreement. This Agreement shall not be interpreted as limiting either Party's rights to develop, disclose, display, market, obtain, own, publish, provide, release, sell, transfer and/or use, in any manner whatsoever, any such generalized knowledge and experience and/or any such concepts; provided, however, that the Parties shall in all events comply with Section 14.1. Further, each Party shall be free to use the ideas, concepts or know-how it develops in connection with the Services that are in nontangible form and may be retained by the Party's respective employees. Either Party may acquire, license, market, distribute, develop for itself or others, or have others develop for its, similar technology performing the same or similar functions as the technology contemplated by this Agreement.

                                     ARTICLE XV
                                     WARRANTIES

       15.1 MUTUAL WARRANTIES. Each Party represents and warrants to the other that: (i) it is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of formation and/or place of principal business; (ii) the performance of its obligations hereunder has been duly authorized by all necessary corporate action; (iii) this Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, liquidation and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, moratorium, reorganization or liquidation of, or the appointment of a receiver with respect to the property of, or a similar event applicable to, such Party;
(iv) neither the execution and delivery of this Agreement nor the performance of any of its obligations hereunder, nor the consummation of any of the transactions contemplated hereby, will violate any agreement to which it is a Party or any provision of its Certificate of Incorporation, Articles of Incorporation, By-Laws or other document of corporate governance, nor any applicable law, regulation, rule, judgment, order or decree; and (v) it has duly obtained or made all consents, approvals or authorizations of, or registrations, declarations or filings with, any governmental authority which are required as a condition to the valid execution, delivery and performance of this Agreement on its part.

       15.2 NO OTHER REPRESENTATIONS OR WARRANTIES. THE WARRANTIES SPECIFIED HEREIN ARE THE ONLY WARRANTIES MADE BY TSG WITH RESPECT TO THE SERVICES. EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE SERVICES ARE PROVIDED "AS IS" AND "WITH ALL FAULTS." THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR ANY IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. NO

REPRESENTATION OR OTHER AFFIRMATION OF FACT WHICH IS NOT CONTAINED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE, OR PERFORMANCE OF THE HARDWARE COMPONENTS, SOFTWARE OR DATA, OR RELATING TO THE SERVICES, WHETHER MADE BY TSG OR OTHERWISE, SHALL BE DEEMED TO BE A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF TSG.

                                    ARTICLE XVI
                              LIMITATIONS OF LIABILITY

       16.1 INTENDED ALLOCATION OF RISKS. The allocation of risks between the Parties, and the limitations on the Parties' liabilities and remedies, set forth in this Article XVI and elsewhere in this Agreement are specifically intended by the Parties, as part of their bargain (i.e., part of the consideration for their other respective benefits and obligations) in this Agreement. The Parties acknowledge that they have negotiated, with the advice of legal counsel, such allocation and limitations.

       16.2 NO LIABILITY FOR ORDINARY NEGLIGENCE. IN NO EVENT WILL TSG BE LIABLE TO CUSTOMER FOR ANY GENERAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF THE SERVICES, UNLESS SUCH LOSS, LIABILITY, DAMAGE OR EXPENSE SHALL BE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TSG.

       16.3 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL TSG BE LIABLE FOR CUSTOMER'S CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE SERVICES, EVEN IF TSG HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

       16.4 LIMITATION OF LIABILITY FOR GROSS NEGLIGENCE. TSG'S LIABILITY ARISING UNDER OR RELATING IN ANY MANNER TO THIS AGREEMENT FOR GENERAL DAMAGES RESULTING FROM TSG'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF THE SERVICES HEREUNDER SHALL BE LIMITED AS FOLLOWS: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

       16.5 TIME FOR CLAIMS. A Party may assert or make a claim against the other Party for any breach of this Agreement, or for that other Party's liability under this Agreement (including an Indemnification Claim), only within two years after the breach or other event constituting the basis for that claim occurred, even if not discovered until after that two-year period. Nevertheless, the two-year limit on the time for asserting or making any claim shall not apply to a claim (including an Indemnification Claim) based on a Third-Party Claim.

       16.6 EQUITABLE RELIEF. To the extent that any monetary relief available under this Agreement is not an adequate remedy for any breach of this Agreement, or upon any breach or impending breach of Sections 13.3, 13.4, 14.1, or 21.15, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief must be sought through arbitration in accordance with the Dispute Resolution Procedure.

       16.7 EXCLUSIVE REMEDIES. The remedies described in this Agreement are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any matter that may be the subject of a claim for liability under or relating to this Agreement.

       16.8 NONCUMULATIVE REMEDIES. If a particular remedy for a breach of, or the occurrence of any other event described in, this Agreement is specified in this Agreement, that remedy shall be the exclusive remedy upon such a breach or event. Nevertheless, if more than one remedy for such a breach or event is specified in this Agreement, the Party entitled to a remedy must elect or choose between the available remedies, and may not cumulate or exercise multiple remedies, upon such a breach or event. Nothing in this Article XVI shall affect any liability of a Party for Tort Damages or Indemnifiable Losses under Article XVII.

       16.9 WAIVER OF REMEDIES. No forbearance, delay, or indulgence by a Party in enforcing this Agreement, within the applicable time limits stated in this Agreement, shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of, or occurrence of any other event described in, this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of, or occurrence of any other event described in, this Agreement.

                                    ARTICLE XVII
                                  INDEMNIFICATION

       17.1 GENERAL INDEMNIFICATION. Subject to the limitation set forth in Section 16.4, each Party shall indemnify, defend and hold harmless the other Party hereto, their respective officers, employees and directors (the "INDEMNIFIED PARTY") from and against any and all Tort Damages which arises out of the negligence, gross negligence or willful misconduct of the indemnifying party ("INDEMNIFYING PARTY"), its agents, employees or contractors in connection with the Indemnifying Party's performance of this Agreement.

       17.2 INTELLECTUAL PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless Customer from and against any and all Indemnifiable Losses arising out of, or relating to any claim by a third party that any TSG Software provided under this Agreement infringes a currently existing United States copyright, misappropriates a trade secret, or willfully infringes a Untied States patent. TSG shall not indemnify Customer, however, if the claim of infringement or misappropriation is caused by:

       (a)     Customer's misuse or modification of the TSG Software,

       (b) Customer's failure to use corrections or enhancements made available by TSG,

       (c) Customer's use of such item in combination with any product or information not owned, developed or provided by TSG, except as authorized in writing by TSG, or

       (d) Any information, direction, specification, materials or software provided by Customer or any third party.

       If any such TSG Software is, or in TSG's opinion is likely to be, held to constitute an infringing product, TSG shall, at its expense and option, either:

       (w)     Procure the right for Customer to continue using such TSG
               Software,

       (x) Replace such TSG Software with a non-infringing equivalent software, or

       (y)     Modify such TSG Software to make it non-infringing.

       The rights and remedies stated in this Section 17.2 constitute the sole and exclusive remedies of Customer, and TSG's entire liability, with respect to any Third Party Claims of infringement or misappropriation.

       17.3 CUSTOMER INDEMNIFICATION. Customer shall indemnify, defend, and hold harmless the TSG Indemnified Parties from and against Indemnifiable Losses resulting from, arising out of, or relating to Customer's rendering or providing of any services to a third party in which Customer uses TSG's Services or TSG Software to provide such Services.

       17.4    INTENTIONALLY DELETED.

       17.5 CUSTOMER CONSENTS AND SUBLICENSES. Customer shall indemnify, defend and hold harmless the TSG Indemnified Parties from and against all Indemnifiable Losses resulting from, arising out of, or relating to Customer's failure to obtain any consents required under Sections 9.1 and 9.2.

       17.6 DEFENSE OF CLAIMS; SETTLEMENT. In the event a claim is made or suit is brought which is covered by the indemnities in this Article XVII, the Indemnified Party shall give the Indemnifying Party notice thereof promptly after becoming aware of such claim provided that the failure to provide such notice will not relieve the Indemnifying Party of any obligation unless and only to the extent that such failure actually prejudices the ability of the Indemnifying Party to contest such claim. The Indemnifying Party shall, at its expense, thereafter assume all responsibility for any claim covered by the foregoing indemnity and the Indemnified Party shall provide reasonable assistance and cooperation during the defense or settlement of the claim.

                                   ARTICLE XVIII
                                 DISPUTE RESOLUTION

       18.1 INTERNAL DISPUTE PROCESS. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the interpretation, breach, termination or validity thereof (collectively, a "DISPUTE"), as follows:

               (a) Upon either Party determining a Dispute exists, such Party shall notify the other Party in writing with a detailed account of the Dispute (the "DISPUTE NOTICE"). Such Dispute shall be fully discussed by the ISCM and Account Manager in an attempt to achieve a resolution of such Dispute as promptly as possible so as not to prejudice either Party. If the ISCM and Account Manager are unable so to resolve such Dispute by mutual agreement within twenty (20) business days following the date of the Dispute Notice, such Dispute shall be submitted to the Customer's CEO and TSG's President of the STS Division for resolution. The Parties' managements shall meet and fully discuss such Dispute in an attempt to achieve a resolution of such Dispute as promptly as possible so as not to prejudice either Party.

               (b) So long as TSG and Customer remain Affiliates, in the event that such Dispute shall not be so resolved by the Parties' managements within fifty (50) days from the date of the Dispute Notice, the Dispute shall be submitted to the AMR Executive Committee (or its successor). The AMR Executive Committee (or its successor) shall meet and fully discuss such Dispute in an attempt to achieve a resolution of such Dispute as promptly as possible so as not to prejudice either party. If such Dispute is not so resolved by the AMR Executive Committee (or its successor) within one hundred
(100) days form the date of the Dispute Notice, the Parties shall be free to submit the Dispute to binding arbitration as set forth in Section 18.1(c) below.

               (c) If TSG and Customer are no longer Affiliates, in the event that such Dispute shall not be so resolved by the Parties' managements (and the AMR Executive Committee if the Parties are Affiliates) within the periods set forth above, the Dispute shall be submitted to binding arbitration pursuant to the American Arbitration Association ("AAA") commercial arbitration rules as in effect at the time of the submission of the Dispute to AAA. The arbitration shall take place in Fort Worth, Texas or such other place as the Parties may mutually agree. The arbitration shall be arbitrated by a panel of three arbitrators (the "ARBITRATION PANEL"), one of which shall be appointed by TSG, the second appointed by Customer, and the third jointly appointed by the arbitrators appointed by TSG and Customer.
TSG and Customer shall abide by and perform any award rendered by the Arbitration Panel. The Parties intend that any Dispute will be resolved by application of the laws of the State of Texas and the terms of this Agreement. The Arbitration Panel's determination of facts shall be final and binding on TSG and Customer if there is substantial evidence in the record of such arbitration to support such determination, it being the intention of the Parties that the standard for any judicial review of the findings of award be the same standard as applies in the case of appeals to actions of administrative agencies in the State of Texas.

       18.2 CONTINUITY OF SERVICES. Both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until this Agreement expires or is terminated in accordance herewith.

       18.3 EXPENSES. Each of Customer and TSG shall pay its own out-of-pocket expenses in connection with the conduct of the dispute resolution process set forth above. The costs and expenses of any arbitration, other than out-of-pocket expenses in connection therewith, shall be payable in accordance with the decision of the Arbitration Panel.

                                    ARTICLE XIX
                                   FORCE MAJEURE

       Except for the obligations to make payments hereunder, each Party shall be relieved of the obligations hereunder to the extent that performance is delayed or prevented by any cause beyond its reasonable control, including, without limitation, delays in or the withholding of decisions required by the other Party, acts of God, public enemies, war, civil disorder, communications failures, fire, flood, explosion, labor disputes or strikes or any acts or orders of any governmental authority, failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

                                     ARTICLE XX
                                    TERMINATION

       20.1 TERMINATION FOR BREACH. In the event of certain breaches of this Agreement, TSG or Customer may terminate this Agreement in accordance with this Section 20.1; provided that Customer gives TSG notice of its intent to terminate within ninety (90) days after the date such breach occurred.

               (a) Upon TSG's Egregious Breach of this Agreement, Customer may terminate this Agreement, provided that Customer gives TSG seven (7) days' written notice of its intent to terminate and TSG fails to cure the breach within such seven (7) days; and provided, further, that such cure period will be extended an additional seven (7) days if TSG delivers to Customer a written plan to cure the breach. In both instances, unless TSG cures the Egregious Breach, the termination shall be effective as of the first day following the end of the cure period or extended cure period as the case may be.

               (b) Upon Customer's material breach of its obligations under this Agreement, TSG may terminate this Agreement on ten (10) days prior written notice to Customer of its intent to terminate and Customer fails to cure the breach within such ten (10) days.

               (c) If either Party (i) is adjudicated bankrupt or insolvent by a court of competent jurisdiction, (ii) substantially ceases to do business as currently conducted, (iii) fails to pay its debts generally as they become due, or (iv) takes steps to declare bankruptcy, wind up, dissolve or liquidate (in each case, other than for the purposes of an amalgamation, restructuring, or reconstruction pursuant to which the surviving entity becomes bound by or assumes the obligations under this Agreement), or a receiver, trustee or similar officer is appointed over (or a lien holder takes possession of) all or a substantial part of such Party's property or assets, or anything similar to any of the foregoing occurs in relation to such Party under the laws of any jurisdiction, the non-defaulting Party may terminate this Agreement on notice to the defaulting Party.

       20.2 REMEDIES FOR BREACH. Upon the occurrence of a breach of this Agreement as outlined in Section 20.1 above, the non-defaulting Party shall have the right, in addition to termination of the Agreement, to seek all legal and equitable remedies to which it is entitled, subject to the limitations of liability contained in Article XVI hereof.

                                    ARTICLE XXI
                                   MISCELLANEOUS

       21.1 ASSIGNMENT. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party, which may not be unreasonably withheld. Each Party shall respond in writing with its decision within thirty (30) days after receipt of a request for consent from the other Party; provided, however, that no TSG consent will be required for Customer's assignment (or deemed assignment) of this Agreement arising out of any transaction by which Customer becomes disaffiliated with TSG. For purposes of this Agreement, a Change in Control of Customer shall be considered an assignment of Customer's rights and obligations.

       (b) Customer's obligations under this Agreement shall continue and survive in the event of any sale, spin off or divestiture of Customer by its principal shareholder(s), any Change in Control, or Customer's merger or consolidation with or into any Person. If any such merger or consolidation occurs, the survivor of any such merger or consolidation shall assume Customer's obligations and duties under this Agreement and shall be bound by the terms and conditions of this Agreement. In addition, if Customer should sell, divest, or spin off all or a substantial part of its assets or business, in a single transaction or series of related transactions, then the entity resulting from (or acquiring the business or assets of Customer in) such transaction shall assume, and be obligated to pay and perform Customer's obligations under this Agreement, and Customer shall not be released or discharged form the payment and performance of its obligations under this Agreement. Notwithstanding the foregoing, any change in the scope, nature, quantity, costs or quality of the Services, as a result of any of the described transactions, shall be subject to the change process set forth in
Section 3.2 above. Further, TSG shall have the right to levy additional reasonable charges (which charges may include reasonable margins) commensurate with the actual costs associated with, arising out of or in connection with any of the Change in Control, sale, spin, divestiture, merger, consolidation or similar transaction affecting Customer.

       21.2 NOTICES. All notices, requests, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed given when delivered personally, on the next business day when sent by overnight Federal Express, Express Mail or similar service, on the third business day after being mailed when mailed by certified or registered first class mail, return receipt requested, and upon receipt when sent by telecopy or electronic mail with a confirmation copy by first-class mail, to each Party at the following address

(or to such other address as that Party may have specified by notice given to the other pursuant to this provision):

               If to TSG:
                      The SABRE Group, Inc.
                      4255 Amon Carter Blvd., MD
                      Fort Worth, Texas  76155
                      Attention:  President, STS Division

               With a copy to:
                      The SABRE Group, Inc.
                      Attn:  General Counsel
                      4255 Amon Carter Blvd., MD 4204
                      Ft. Worth, Texas  76155

               If to Customer:
                      TeleService Resources, Inc.
                      4255 Amon Carter Blvd., MD 4236
                      Ft. Worth, Texas  76155
                      Attention:  President

               With a copy to:
                      TeleService Resources, Inc.
                      4255 Amon Carter Blvd., MD 4240
                      Ft. Worth, Texas  76155
                      Attention:  General Counsel

       21.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

       21.4 NO WAIVER. No delay or omission by either Party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the obligations to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other obligation herein contained.

       21.5 SURVIVAL. The provisions of Sections 4.3, 13.1, 13.2, 15.2, 21.10, 21.11, 21.15 and Articles XI, XII, XIV, XVI, XVII and XVIII shall survive any expiration or termination of this Agreement.

       21.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be deemed restated to reflect the original intentions of the Parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into without the invalid provision.

       21.7 PUBLICITY. Except as otherwise agreed, neither Party shall have any right to the other Party's trademarks, service marks, or trade names in connection with any product, service, promotion or publication, except that TSG may use Customer's name on TSG's client list and in reasonable business promotion efforts by TSG.

       21.8 ENTIRE AGREEMENT. This Agreement together with all Schedules hereto, constitutes the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, relating to such subject matter.

       21.9 AMENDMENTS. This Agreement may be amended or modified only by a written instrument duly executed by or on behalf of each Party hereto.

       21.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

       21.11 COMPLIANCE WITH LAWS; EXPORT REGULATION. Customer will be responsible for obtaining any necessary government approvals, consents, licenses and/or permits to enable Customer to (a) export any products or technical data required for TSG's performance under this Agreement from the United States or any other country of origin, (b) import such products and technical data into any other country, and (c) pay TSG all amounts in U.S. Dollars as required by this Agreement. Upon request, TSG will promptly provide Customer with any end-user certificates, affidavits regarding re-export or other certificates and documents as are reasonably available to TSG and required from TSG to obtain any such approvals, consents, licenses and/or permits. The obligations of TSG under this Agreement shall be conditioned on Customer's obtaining such approvals, consents, licenses and/or
permits.   Each Party shall bear all costs, fees and expenses associated with obtaining such approvals, consents, certificates, affidavits and other items for which it is responsible under this Agreement, and upon request will provide to the other evidence that any such items have been obtained and all fees have been paid. Notwithstanding anything in this Agreement to the contrary, Customer shall not directly or indirectly export (or re-export) any hardware, products, Software, technical data or products thereof or permit transshipment of same (a) to any country or destination for which the United States Government or a United States Government agency requires an export license or other approval for export without first having obtained such license or other approval, or (b) if otherwise contrary to United States law. The term "technical data" shall include the TSG Services and any technical assistance provided by TSG. This obligation shall survive the expiration or termination of this Agreement.

       21.12 NO THIRD-PARTY BENEFICIARIES. The Parties agree that this Agreement is for the benefit of the Parties hereto and is not intended to confer any rights or benefits on any third party, including any employee of either Party hereto, and that there are no third-party beneficiaries to this Agreement.

       21.13 SCHEDULES; GOVERNING DOCUMENTS. The terms and conditions of any and all Schedules to this Agreement, as amended from time to time by mutual agreement of the Parties, are incorporated into this Agreement by this reference and shall constitute a part of this Agreement as if fully set forth herein.

       21.14 RELATIONSHIP OF THE PARTIES. TSG shall be and act as an independent contractor hereunder and no employee of either Party shall be deemed to be an employee of the other for any purpose whatsoever. Each Party shall comply, at its own expense, with all applicable state and municipal requirements and with all state and federal laws applicable to it as an employer and otherwise.

       21.15 NON-SOLICITATION OF EMPLOYEES. During the Term of this Agreement and for a period of one (1) year thereafter, neither party shall directly solicit for employment the other party's personnel.

       [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].


       [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

       21.18 PAYMENT DISCREPANCIES. The Parties acknowledge and agree that Customer has been properly invoiced and has paid for all Services received through the period ending December 31, 1997, and neither Party shall be permitted to raise any claims of discrepancies with respect thereto.

                              [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

TELSERVICE RESOURCES, INC.             THE SABRE GROUP, INC.

----------------------------------     ----------------------------------

By:  Jim Gunn                          By:  Tom Cook

Title:  Vice Chairman                  Title:  President, SABRE Technology
                                                Solutions Division

Date:                                  Date:
     -----------------------------          -----------------------------

                                     SCHEDULE 1

                                    DEFINITIONS

       For the purpose of this Agreement, the following terms shall have the following meanings:

       "AAA" shall mean the American Arbitration Association.

       "ACCOUNT MANAGER" shall be the person appointed from time to time by TSG to consult with Customer and consider Customer's needs in connection with the performance of this Agreement.

       "AFFILIATE" shall mean a Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

       "AGREEMENT" shall have the meaning given in the preamble hereof.

       "ARBITRATION PANEL" shall have the meaning given in Section 18.1.

       "AIRLINE INCIDENT" means an occurrence of personal injury, death, or property damage in connection with the operation of any aircraft.

       "CHANGE IN CONTROL" means (a) the acquisition by any Person or group of Person of 50% or more of the outstanding shares of voting stock, or similar equity interest, of Customer, or (b) all or substantially all of the assets of Customer are sold in a single transaction or series of related transactions to any Person.

       "CONFIDENTIAL INFORMATION" shall have the meaning given to such term in Section 14.1.

       "CONSEQUENTIAL DAMAGES" means damages consisting of lost profits, lost income, or lost savings or consequential, indirect, special, or incidental damages (however described). Consequential Damages does not include any punitive or exemplary damages.

       "CONTROL" (including, with correlative meaning, the terms
"Controlling" or "Controlled by") means, with respect to any Person, the right to exercise, directly or indirectly, more than fifty percent of the voting power attributable to the equity interests in such Person.
("Controlling" and "Controlled" have correlative meanings.)

       "CUSTOMER" shall have the meaning given in the preamble hereof.

       "CUSTOMER DATA" shall mean (i) all data that is provided by or on behalf of Customer to TSG in order for TSG to provide the Services, including keyed input and electronic capture of information by the Services, (ii) all data that is provided by or on behalf of TSG to Customer by means of the Services, and (iii) all data that is produced by means of the Services as a intermediate step in using or producing any such data, including databases and files containing such data.

       "CUSTOMER FACILITIES SPACE" shall have the meaning given in Section
7.2.

       "CUSTOMER LICENSED SOFTWARE" shall mean the third party software licensed by Customer and used in the current data processing operations of Customer, and any additions to or replacements for such software and documentation.

       "CUSTOMER OWNED SOFTWARE" shall mean software (in source code and object code form), and all related systems design and user documentation, which is owned by Customer and used in the current data processing operation of Customer, and any additions to or replacements for such software and documentation.

       "CUSTOMER THIRD-PARTY AGREEMENTS" shall mean agreements between Customer and any third party for the provision of products or services of any kind.

       "DISPUTE" shall have meaning given in Section 18.1.

       "DISPUTE NOTICE" shall have the meaning given in Section 18.1.

       "EFFECTIVE DATE" shall mean July 1, 1996.

       "EGREGIOUS BREACH" shall mean a material breach of contract that constitutes an intentional, unequivocal refusal to perform a material obligation of this Agreement that frustrates one or more bases of the bargain between Customer and TSG to the extent that a (non-breaching) reasonable business person would not have entered into the Agreement or would not continue performing under the Agreement.

       "EQUIPMENT" shall mean all office related equipment, telephone and facsimile machines, supplies, including Hardware, owned or leased by Customer and necessary for TSG to perform the Services.

       "EXPIRATION DATE" shall mean the first to occur of: [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

       "EXPIRATION TRANSITION PERIOD" shall have the meaning given in Section
4.3.

       "FEES" shall mean, collectively, the fees and charges paid to TSG by Customer for performance of Services as set forth in Article X.

       "GENERAL DAMAGES" shall mean losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, suffered or incurred by a Person. For the avoidance of doubt, "General Damages" includes not only the actual damages of a Person, but also punitive and exemplary damages and Consequential Damages of such Person.

       "HARDWARE" shall mean computers and related equipment, including, but not limited to, central processing units and other processors, controllers, modems, communications and telecommunications equipment (including radio equipment), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

       "INDEMNIFIABLE LOSSES" shall mean losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or incurred by a Person. Indemnifiable Losses consist only of the actual damages of a Person, and excludes any Consequential Damages and any punitive or exemplary damages (however described) of such Person. For the avoidance of doubt, the Indemnifiable Losses of an Indemnified Party shall include any Consequential Damages and any punitive or exemplary damages (however described) awarded against such Indemnified Party in favor of a Person making a Third Party Claim against such Indemnified Party.

       "INDEMNIFIED PARTY" shall have the meaning given in Section 17.1.

       "INDEMNIFYING PARTY" shall have the meaning given in Section 17.1.


       "ISCM" shall have the meaning given in Section 6.3.

       "NEW SERVICES" shall mean applications development and information management services, including data processing and information services, information management, training, electronic data processing and telecommunication systems that are not described in Schedule 3.1 that are mutually agreed upon by the Parties pursuant to Section 4.1. For purposes of
Section 4.2, there shall be no requirement that the Parties mutually agree upon the Services pursuant to Section 4.1 for such Services to be considered "NEW SERVICES".

       "NEW SERVICE REQUEST" shall mean a written request delivered to TSG by Customer to request New Services and shall include the following, as appropriate:

               (a)    A reference to this Agreement;

               (b) A general description or functional specification of the New Services desired by Customer;

               (c) Any special objectives or constraints with respect to the budget and time schedule; and

               (d) The priority of the work in relationship to other current or anticipated work.

       "PARTY" shall mean each of the signatories to the Agreement, and their successors and assigns as permitted by the Agreement. ("PARTIES" has the correlative meaning).

       "PASS THROUGH FEES" shall mean charges to TSG for certain services or products that it acquires from third parties to enable it (in part) to provide the Services, which charges TSG passes through as fees charged to Customer. The initial list of Pass Through Fees are identified in Schedule 10.4.

       "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, business association, governmental entity or other entity.

       "SERVICES" shall mean the information management services, including data processing and information services, information management, training, electronic data processing and telecommunication systems and shall consist of the services described on Schedule 3.1 and New Services.

       "SERVICE LOCATIONS" shall have the meaning given in Section 5.1.

       "SOFTWARE" shall mean any computer programming code consisting of instructions or statements in a form readable by individuals (source code) or machines (object code), and documentation and supporting materials therefor, in any form or medium, including electronic media.

       "SUBSIDIARY" shall mean, with respect to any Person, a corporation, company or other entity more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or Controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or Control exists.

       "TORT DAMAGES" shall mean bodily or personal injury or death or damage to real or tangible personal property.

       "TSG INDEMNIFIED PARTIES" shall mean TSG, its Affiliates (other than Customer), and their respective officers, employees and directors.

       "TERM" shall have the meaning given in Section 2.1.

       "THIRD PARTY" means a Person other than a Party or either Party's Affiliates.

       "THIRD PARTY CLAIM" shall mean a claim of liability asserted against a Party by a Person other than the other Party or either Party's Affiliates.

       "THIRD PARTY SOFTWARE" means software owned by a Third Party and licensed to Customer or TSG and used in the performance of the Services.

       "TSG" shall have the meaning set forth in the preamble.

       "TSG SOFTWARE" shall mean the Software owned or licensed by TSG and made available to Customer by TSG in connection with the performance of the Services.

                                INTERPRETIVE MATTERS

       The Agreement is the result of the Parties' negotiations, and no provision of this Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

       1. "including" or "include" does not denote or apply any limitation;

       2.      "or" has the inclusive meaning "and/or;"

       3.      "and/or" means "or" and is used for emphasis only;

       4.      "$" refers to United States dollars;

       5. the singular includes the plural, and vice versa, and each gender includes each of the others;

       6. captions or headings are only for reference and are not to be considered in interpreting the Agreement;

       7. "Article," "Section," and "Subsection" refer to an Article, Section and Subsection, respectively, of the Agreement, unless otherwise stated in the Agreement;

       8. if an ambiguity arises in a Subsection's Section's, or Article's cross-reference to another Section or Article, the cross-referenced heading controls over the cross-referenced Section or Article number.

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                                    SCHEDULE 3.1
                              DESCRIPTION OF SERVICES



                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

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                                    SCHEDULE 5.1

                                 SERVICE LOCATIONS*


                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                                    SCHEDULE 10.1
                                  FEES AND CHARGES


                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                                   SCHEDULE 10.4
                                 PASS THROUGH FEES

                [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].